Exhibit (g)(9)

AMENDMENT

TO

AGENCY AGREEMENT

THIS AMENDMENT (“Amendment”) is made this 19th day of December 2023 to be effective on December 27, 2023 (the “Effective Date”), by and between SS&C GIDS, INC., (“SS&C”), FIRST EAGLE FUNDS, FIRST EAGLE VARIABLE FUNDS and FIRST EAGLE CREDIT OPPORTUNITIES FUND (collectively, the “Fund”). SS&C and the Funds are parties to the AGENCY AGREEMENT executed on March 1, 2016, as subsequently amended (“Agency Agreement”).

WHEREAS, the parties intend to include additional products under Schedule I of the Agency Agreement.

WHEREAS, SS&C GIDS, Inc. is formerly known as DST Systems, Inc. Any reference to DST Systems, Inc. in the Agreement shall be replaced with SS&C GIDS, Inc.

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, the Fund and SS&C agree to amend the Agency Agreement as follows:

1.	Schedule I. List of Funds. Schedule I, List of Funds is deleted in its entirety and replaced with a new Schedule I, List of Funds attached hereto.

2.	Effect on Agreement. As of the Effective Date, this Amendment shall be effective to amend the Agency Agreement and to the extent of any conflict between the Agency Agreement and this Amendment, this Amendment shall control. Except as specifically modified by this Amendment, the terms and conditions of the Agency Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

FIRST EAGLE FUNDS		FIRST EAGLE VARIABLE FUNDS
By:		By:
Title:	Vice President	Title:	Vice President

FIRST EAGLE CREDIT OPPORTUNITIES FUND		SS&C GIDS, INC.
By:		By:
Title:	Vice President	Title:	Authorized Signatory

Schedule I

LIST OF FUNDS

Effective December 27, 2023

FUND/DESCRIPTION	Class	CUSIP
First Eagle Credit Opportunities Fund	A	32010B205
First Eagle Credit Opportunities Fund	A-2	32010B304
First Eagle Credit Opportunities Fund	I	32010B106
First Eagle Rising Dividend Fund	A	32008F853
First Eagle Rising Dividend Fund	C	32008F846
First Eagle Rising Dividend Fund	I	32008F663
First Eagle Rising Dividend Fund	R3	32008F358
First Eagle Rising Dividend Fund	R4	32008F341
First Eagle Rising Dividend Fund	R5	32008F333
First Eagle Rising Dividend Fund	R6	32008F325
First Eagle Global Fund	A	32008F507
First Eagle Global Fund	C	32008F705
First Eagle Global Fund	I	32008F606
First Eagle Global Fund	R3	32008F622
First Eagle Global Fund	R4	32008F614
First Eagle Global Fund	R5	32008F598
First Eagle Global Fund	R6	32008F580
First Eagle Global Income Builder Fund	A	32008F697
First Eagle Global Income Builder Fund	C	32008F689
First Eagle Global Income Builder Fund	I	32008F671
First Eagle Global Income Builder Fund	R3	32008F440
First Eagle Global Income Builder Fund	R4	32008F432
First Eagle Global Income Builder Fund	R5	32008F424
First Eagle Global Income Builder Fund	R6	32008F416
First Eagle Global Real Assets Fund	A	32008F192
First Eagle Global Real Assets Fund	I	32008F184
First Eagle Global Real Assets Fund	R6	32008F176
First Eagle Gold Fund	A	32008F408
First Eagle Gold Fund	C	32008F788
First Eagle Gold Fund	I	32008F770
First Eagle Gold Fund	R3	32008F481
First Eagle Gold Fund	R4	32008F473
First Eagle Gold Fund	R5	32008F465
First Eagle Gold Fund	R6	32008F457
First Eagle High Yield Municipal Fund	A	32008F739
First Eagle High Yield Municipal Fund	C	32008F721
First Eagle High Yield Municipal Fund	I	32008F713
First Eagle High Yield Municipal Fund	R3	32008F390
First Eagle High Yield Municipal Fund	R4	32008F382

FUND/DESCRIPTION	Class	CUSIP
First Eagle High Yield Municipal Fund	R5	32008F374
First Eagle High Yield Municipal Fund	R6	32008F366
First Eagle Overseas Fund	A	32008F101
First Eagle Overseas Fund	C	32008F804
First Eagle Overseas Fund	I	32008F200
First Eagle Overseas Fund	R3	32008F572
First Eagle Overseas Fund	R4	32008F564
First Eagle Overseas Fund	R5	32008F556
First Eagle Overseas Fund	R6	32008F549
First Eagle Overseas Variable Fund		32008B100
First Eagle Short Duration High Yield Municipal Fund	A	32008F135
First Eagle Short Duration High Yield Municipal Fund	R6	32008F119
First Eagle Short Duration High Yield Municipal Fund	I	32008F127
First Eagle Small Cap Opportunity Fund	A	32008F226
First Eagle Small Cap Opportunity Fund	I	32008F234
First Eagle Small Cap Opportunity Fund	R6	32008F218
First Eagle U.S. Smid Cap Opportunity Fund	A	32008F168
First Eagle U.S. Smid Cap Opportunity Fund	I	32008F150
First Eagle U.S. Smid Cap Opportunity Fund	R6	32008F143
First Eagle U.S. Value Fund	A	32008F887
First Eagle U.S. Value Fund	C	32008F879
First Eagle U.S. Value Fund	I	32008F861
First Eagle U.S. Value Fund	R3	32008F531
First Eagle U.S. Value Fund	R4	32008F523
First Eagle U.S. Value Fund	R5	32008F515
First Eagle U.S. Value Fund	R6	32008F499